Morgan, Lewis & Bockius LLP                                         MORGAN LEWIS
1701 Market Street
Philadelphia, PA  19103-2921
Tel: +1.215.963.5000
Fax: +1.215.963.5001
www.morganlewis.com


September 8, 2015


The Advisors' Inner Circle Fund II
101 Federal Street
Boston, MA 02110

Re:     Registration  Statement  Filed  On Form N-14 Under The Securities Act Of
        1933
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Ladies and Gentlemen:

We hereby consent to the references to our Firm in the Registration Statement filed on Form N-14 under the Prospectus/Proxy Statement heading "The Proposed Reorganization -- Federal Income Tax Considerations." In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very  truly  yours,

/s/ Morgan, Lewis & Bockius LLP
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